UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of report (Date of earliest event reported):  August 9, 2005


                           Integrated BioPharma, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

          000-28876                                   22-2407475
  (Commission File Number)                  (IRS Employer Identification No.)

                225 Long Avenue
          Hillside, New Jersey                            07205
  (Address of Principal Executive Offices)              (Zip Code)

                                 (973) 926-0816
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

     On August 9, 2005, Integrated BioPharma, Inc. (the "Company") announced that, effective immediately, Gregory A. Gould had resigned as the Company's Senior Vice President and Chief Financial Officer. The Company announced further that Mr. Gould will continue in a consulting role for a period of six months during the transition period while the Company conducts a search to fill the position of Chief Financial Officer. In the interim, Eric Friedman, the Company's Chief Financial Officer prior to the appointment of Mr. Gould, will become the Acting Chief Financial Officer.

     Copies of the Consulting Agreement entered into by the Company and Mr. Gould governing Mr. Gould's consulting services and the press release announcing Mr. Gould's resignation are included as Exhibits 10.1 and 99.1 to this report, respectively, and are incorporated herein by reference.


Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.   Description

10.1 Consulting Agreement, dated as of August 9, 2005, between Integrated BioPharma, Inc. and Gregory A. Gould

99.1          Press Release of Integrated  BioPharma, Inc., issued on
              August 9, 2005, announcing the resignation of Gregory A. Gould as Senior Vice President and Chief Financial Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  INTEGRATED BIOPHARMA, INC.


Date:  August 10, 2005         By:/s/ Eric Friedman
                               Eric Friedman
                               Chief Financial Officer